UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 6, 2007
          UST INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-17506	06-1193986

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

6 High Ridge Park, Building A, Stamford, Connecticut	06905

(Address of principal executive offices)	(Zip Code)
(203) 817-3000

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.
On November 6, 2007, UST Inc. (the “Company”) announced its plans to spend up to $350 million in the fourth quarter of 2007 on repurchases of its common shares under its current share repurchase program, depending upon market and other conditions during this period. If the full amount is spent, it would bring total repurchases for the year to $600 million. As repurchases will be dependent upon market and other conditions, there can be no assurance as to the actual level of repurchases to be made in 2007. The incremental fourth quarter repurchases, which are expected to be made in the open market and through negotiated transactions, will be financed through a combination of cash on hand and short-term borrowings under the Company’s existing five-year revolving credit agreement (the “Five-Year Revolving Credit Agreement”), a description of which was contained in the Company’s Current Report on Form 8-K filed on July 3, 2007 (the “July 2007 8-K”) and is incorporated herein by reference. A copy of the Company’s existing Five-Year Revolving Credit Agreement was filed as Exhibit 10.1 to the July 2007 8-K.
The Company’s press release related to this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 99.1	Press Release dated November 6, 2007

SIGNATURE PAGE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2007	UST INC.
	By:	/s/ Raymond P. Silcock
		Name:	Raymond P. Silcock
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated November 6, 2007